NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports First Quarter 2025 Results
Net Income of $210 million and Net Operating Income of $276 million
Annualized YTD 5.7% Net Income ROE and 7.5% Net Operating Income ROE
Common Share Repurchases of $200 million in the Quarter
HAMILTON, Bermuda – (BUSINESS WIRE) – April 30, 2025 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its first quarter 2025 results.

First Quarter 2025 Highlights
•Net Income of $210 million; Net Operating Income of $276 million
•Total Shareholder Return of 5.6% annualized1; Annualized year-to-date 5.7% Net Income ROE and 7.5% Net Operating Income ROE
•$4.4 billion in gross written premium with year-over-year decreases of 2.0% for the Group, 1.1% for Reinsurance, and 0.1% for Insurance on a comparable basis; Strong double-digit growth in property and specialty lines across both segments was offset by reductions in certain casualty lines
•Combined ratios of 102.7% for the Group, 103.3% for Reinsurance and 100.5% for Insurance. Catastrophe losses contributed 13.9 points, 18.0 points, and 1.1 points to the Group, Reinsurance, and Insurance combined ratios, respectively.
•Attritional combined ratios of 90.2% for the Group, 87.1% for Reinsurance and 99.1% for Insurance. The Washington, D.C. aviation losses, net of recoveries and reinstatement premiums, contributed 2.0 points, 2.4 points, and 0.9 points to the Group, Reinsurance, and Insurance attritional loss ratios, respectively.
•Pre-tax underwriting income (loss) of ($104) million for the Group, ($96) million for Reinsurance, ($5) million for Insurance, and ($3) million for Other
•$472 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums versus $85 million in Q1 2024. Reinstatement premiums were $62 million in Q1 2025, while there were none in the prior year quarter.
•Net investment income improved to $491 million versus $457 million in the prior year quarter
•Operating cashflow for the quarter of $928 million versus $1.1 billion in the first quarter 2024

(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

“The industry experienced the highest level of Q1 catastrophe losses in over a decade, primarily from the California wildfires. As expected, this affected our underwriting results for the quarter,” said Jim Williamson, Everest President and CEO. “Given our disciplined approach to catastrophe risk underwriting, our losses were within our expected range. We continue to see opportunities to deploy capital at excellent expected returns, as evidenced by our successful execution of the January and April first reinsurance renewals. In insurance, the execution of our U.S. casualty remediation remains on track to be completed later this year, while we still see significant opportunities in property and specialty lines. Everest is delivering on its strategic plan, and I am confident in our ability to achieve our return objectives.”

Summary of First Quarter 2025 Net Income and Other Items
•Net income of $210 million, equal to $4.90 per diluted share versus first quarter 2024 net income of $733 million, equal to $16.87 per diluted share
•Net operating income of $276 million, equal to $6.45 per diluted share versus first quarter 2024 net operating income of $709 million, equal to $16.32 per diluted share
•GAAP combined ratio of 102.7%, including 13.9 points of catastrophe losses, versus 88.8% in the first quarter 2024, including 2.3 points of catastrophe losses

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Everest Group
Net income (loss)	210	210	733	733
Net operating income (loss) (2)	276	276	709	709

Net income (loss) per diluted common share	4.90	4.90	16.87	16.87
Net operating income (loss) per diluted common share (2)	6.45	6.45	16.32	16.32

Net income (loss) return on average equity (annualized)	5.7%	5.7%	20.6%	20.6%
After-tax net operating income (loss) return on average equity (annualized) (2)	7.5%	7.5%	20.0%	20.0%

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

Shareholders' Equity and Book Value per Share	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for per share amounts and percentages	2025	2025	2024	2024
Beginning shareholders' equity	13,875	13,875	13,202	13,202
Net income (loss)	210	210	733	733
Change - URA(D) of fixed maturity, available for sale securities	289	289	(153)	(153)
Dividends to shareholders	(85)	(85)	(76)	(76)
Purchase of treasury shares	(200)	(200)	(35)	(35)
Other	51	51	(42)	(42)
Ending shareholders' equity	14,140	14,140	13,628	13,628

Common shares outstanding		42.5		43.5
Book value per common share outstanding		332.39		313.55
Less: URA(D) of fixed maturity, available for sale securities		(13.18)		(20.15)
Book value per common share outstanding excluding URA(D) (3)		345.57		333.70

Change in BVPS adjusted for dividends		3.5%		3.6%
Total Shareholder Return ("TSR") - Annualized		5.6%		18.1%
Common share dividends paid - last 12 months		8.00		6.90

Notes
(3) Denotes non-GAAP financial measure. A reconciliation to book value per share, the most comparable GAAP measure, is included in the table above. See "Comments on Non-GAAP Financial Measures" for additional information.

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q1	Year to Date
Gross written premium	4,391	4,391	4,411	4,411	(0.5)%	(0.5)%
Net written premium	3,735	3,735	3,900	3,900	(4.2)%	(4.2)%

Loss Ratio:
Current year	61.3%	61.3%	58.9%	58.9%	2.3 pts	2.3 pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	13.9%	13.9%	2.3%	2.3%	11.5 pts	11.5 pts
Total Loss ratio	75.1%	75.1%	61.3%	61.3%	13.8 pts	13.8 pts
Commission and brokerage ratio	21.4%	21.4%	21.4%	21.4%	— pts	— pts
Other underwriting expenses	6.2%	6.2%	6.1%	6.1%	0.1 pts	0.1 pts
Combined ratio	102.7%	102.7%	88.8%	88.8%	13.9 pts	13.9 pts
Attritional combined ratio (4)	90.2%	90.2%	86.5%	86.5%	3.7 pts	3.7 pts

Pre-tax net catastrophe losses (5)	472	472	85	85
Pre-tax net unfavorable (favorable) prior year reserve development	—	—	—	—

Notes
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Reinsurance Segment – Quarterly Highlights
•Gross written premiums decreased 1.1% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $3.2 billion. We continue to demonstrate our franchise value and drive growth in lines with the best expected risk-adjusted returns.
•Growth was led by a 11.5% increase in Property Pro-Rata, a 7.9% increase in Property Catastrophe XOL, and a 7.7% increase in Property Non-Catastrophe XOL, partially offset by a 21.7% decrease in Casualty Pro-Rata and a 8.5% decrease in Casualty XOL, when adjusting for reinstatement premiums.
•Attritional loss ratio increased 260 basis points over last year to 59.8%, while the attritional combined ratio increased 270 basis points to 87.1% versus a year ago4. The increases were primarily driven by the Washington, D.C. aviation losses, net of recoveries and reinstatement premiums, which added 2.4 points to the attritional loss and combined ratios.
•Pre-tax catastrophe losses were $461 million net of estimated recoveries and reinstatement premiums, driven primarily by the California Wildfires. The California Wildfires accounted for $442 million of catastrophe losses, net of estimated recoveries and reinstatement premiums, in the quarter. Reinstatement premiums were $62 million in Q1 2025, while the prior year quarter was not impacted by reinstatement premiums.
•Risk-adjusted returns remain very attractive, particularly in property and specialty lines.

Underwriting information - Reinsurance segment	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q1	Year to Date
Gross written premium	3,219	3,219	3,175	3,175	1.4%	1.4%
Net written premium	2,811	2,811	2,942	2,942	(4.5)%	(4.5)%

Loss Ratio:
Current year	58.5%	58.5%	57.2%	57.2%	1.3 pts	1.3 pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	18.0%	18.0%	2.9%	2.9%	15.1 pts	15.1 pts
Total Loss ratio	76.5%	76.5%	60.1%	60.1%	16.4 pts	16.4 pts
Commission and brokerage ratio	24.3%	24.3%	24.6%	24.6%	(0.3) pts	(0.3) pts
Other underwriting expenses	2.4%	2.4%	2.6%	2.6%	(0.2) pts	(0.2) pts
Combined ratio	103.3%	103.3%	87.3%	87.3%	16.0 pts	16.0 pts
Attritional combined ratio (4)	87.1%	87.1%	84.4%	84.4%	2.7 pts	2.7 pts

Pre-tax net catastrophe losses (5)	461	461	80	80
Pre-tax net prior year reserve development	—	—	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Insurance Segment – Quarterly Highlights
•Gross written premiums decreased 0.1% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $1.1 billion as we continued to strategically shape the portfolio. Our International business continued its strong growth trajectory as it gained further traction.
•Everest Insurance grew by 19.0% in Property/Short Tail and 16.1% in Other Specialty lines. Growth was offset by a decrease of 16.6% in Specialty Casualty, primarily in North America, reflecting our focus on lines of business with better expected margins, 9.9% in Professional Liability, and 19.8% in Workers' Compensation.
•Pre-tax catastrophe losses were $10 million, net of estimated recoveries and reinstatement premiums, a slight increase over the prior year quarter, which benefited from benign catastrophe losses.
•Year-over-year pricing continues to accelerate across North American casualty lines (excluding financial lines).

Underwriting information - Insurance segment	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2025	2025	2024	2024	Q1	Year to Date
Gross written premium	1,145	1,145	1,160	1,160	(1.3)%	(1.3)%
Net written premium	896	896	897	897	—%	—%

Loss Ratio:
Current year	69.0%	69.0%	62.7%	62.7%	6.3 pts	6.3 pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	1.1%	1.1%	0.6%	0.6%	0.6 pts	0.6 pts
Total Loss ratio	70.1%	70.1%	63.2%	63.2%	6.9 pts	6.9 pts
Commission and brokerage ratio	12.3%	12.3%	11.9%	11.9%	0.4 pts	0.4 pts
Other underwriting expenses	18.1%	18.1%	16.7%	16.7%	1.4 pts	1.4 pts
Combined ratio	100.5%	100.5%	91.9%	91.9%	8.7 pts	8.7 pts
Attritional combined ratio (4)	99.1%	99.1%	91.3%	91.3%	7.8 pts	7.8 pts

Pre-tax net catastrophe losses (5)	10	10	5	5
Pre-tax net prior year reserve development	—	—	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Other Segment
•Gross written premiums reflect a limited number of renewed and new policies written on the Company's paper by the purchaser of the sports and leisure business, for a finite period of time post-closing
•The business is performing in-line with our expectations and we expect the segment's contribution to Group results to be de minimis

Underwriting information - Other segment	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for percentages	2025	2025	2024	2024
Gross written premium	28	28	77	77
Net written premium	27	27	61	61

Net premiums earned	33	33	52	52

Incurred losses and LAE
Current year	29	29	46	46
Prior year	—	—	—	—
Catastrophes	—	—	—	—
Total incurred losses and LAE	30	30	46	46
Commission, brokerage, taxes and fees	4	4	7	7
Other underwriting expenses	2	2	8	8

Underwriting income (loss)	(3)	(3)	(8)	(8)

Investments and Shareholders’ Equity as of March 31, 2025
•Total invested assets and cash of $42.6 billion versus $41.5 billion on December 31, 2024
•Shareholders’ equity of $14.1 billion vs. $13.9 billion on December 31, 2024, including $561 million of unrealized net losses on fixed maturity, available for sale securities
•Shareholders’ equity excluding unrealized gains (losses) on fixed maturity, available for sale securities of $14.7 billion versus $14.7 billion on December 31, 2024
•Book value per share of $332.39 versus $322.97 at December 31, 2024
•Book value per share excluding unrealized gains (losses) on fixed maturity, available for sale securities of $345.57 versus $342.74 at December 31, 2024
•Common share repurchases of $200.0 million during the quarter, representing 574,000 shares at an average price of $348.43 per share.
•Common share dividends declared and paid in the quarter of $2.00 per common share equal to $85 million

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. The forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory and legal uncertainties and other factors described in our SEC filings, including our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on May 1, 2025. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________

Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures, including after-tax net operating income (loss), after-tax net operating income (loss) per diluted share, attritional combined ratio, gross written premiums presented on a comparable basis, net operating income return on equity ("ROE"), underwriting income, and book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"). The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation of the non-GAAP financial measures to the most comparable corresponding GAAP financial measure is included below.
After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended March 31,				Three Months Ended March 31,
	2025		2024		2025		2024

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$276	$6.45	$709	$16.32	$276	$6.45	$709	$16.32
After-tax net gains (losses) on investments	(6)	(0.14)	(6)	(0.13)	(6)	(0.14)	(6)	(0.13)
After-tax net foreign exchange income (expense)	(60)	(1.41)	30	0.69	(60)	(1.41)	30	0.69

Net income (loss)	$210	$4.90	$733	$16.87	$210	$4.90	$733	$16.87

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, prior year development, COVID-19 losses and losses from the Russia/Ukraine war. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended March 31,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Loss ratio	76.5%	70.1%	75.1%	60.1%	63.2%	61.3%
Adjustment for catastrophe losses	(18.0)%	(1.1)%	(13.9)%	(2.9)%	(0.6)%	(2.3)%
Adjustment for reinstatement premiums	1.3%	—%	1.0%	—%	—%	—%
Adjustment for prior year development (6)	—%	—%	—%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	—%	—%	—%	—%	—%	—%
Adjustment for other items	—%	(0.2)%	—%	—%	—%	—%
Attritional loss ratio	59.8%	68.8%	62.2%	57.2%	62.7%	58.9%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended March 31,
	2025			2024

	(unaudited)

	Reinsurance	Insurance	Group	Reinsurance	Insurance	Group
Combined ratio	103.3%	100.5%	102.7%	87.3%	91.9%	88.8%
Adjustment for catastrophe losses	(18.0)%	(1.1)%	(13.9)%	(2.9)%	(0.6)%	(2.3)%
Adjustment for reinstatement premiums	1.9%	—%	1.5%	—%	—%	—%
Adjustment for prior year development (6)	—%	—%	—%	—%	—%	—%
Adjustment for Russia/Ukraine war losses	—%	—%	—%	—%	—%	—%
Adjustment for other items	—%	(0.3)%	(0.1)%	—%	—%	—%
Attritional combined ratio	87.1%	99.1%	90.2%	84.4%	91.3%	86.5%

(Some amounts may not reconcile due to rounding.)
Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums.

Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	March 31, 2025	March 31, 2024	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$4,391	$4,411	(0.5)%
Adjustment for gross CAT reinstatement premiums	(95)	(1)	(2.1)%
Adjustment for foreign exchange effect	—	(28)	0.6%
Group (comparable basis)	$4,297	$4,383	(2.0)%

Reinsurance	$3,219	$3,175	1.4%
Adjustment for gross CAT reinstatement premiums	(95)	(1)	(2.9)%
Adjustment for foreign exchange effect	—	(15)	0.5%
Reinsurance (comparable basis)	$3,125	$3,160	(1.1)%

Insurance	$1,145	$1,160	(1.3)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	(13)	1.1%
Insurance (comparable basis)	$1,145	$1,146	(0.1)%

Other	$28	$77	(63.8)%
Other (comparable basis)	$28	$77	(63.8)%
(Some amounts may not reconcile due to rounding.)

Net Operating Income Return On Equity ("ROE")
Net Operating income ROE is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	March 31,	March 31,	March 31,	March 31,
	2025	2024	2025	2024

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$13,875	$13,202	$13,875	$13,202
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	849	723	849	723
Adjusted beginning of period shareholders' equity	$14,724	$13,925	$14,724	$13,925

End of period shareholders' equity	$14,140	$13,628	$14,140	$13,628
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	561	876	561	876
Adjusted end of period shareholders' equity	$14,700	$14,504	$14,700	$14,504

Average adjusted shareholders' equity	$14,712	$14,214	$14,712	$14,214

After-tax net operating income (loss)	$276	$709	$276	$709
After-tax net gains (losses) on investments	(6)	(6)	(6)	(6)
After-tax foreign exchange income (expense)	(60)	30	(60)	30
Net income (loss)	$210	$733	$210	$733

Return on equity (annualized)
After-tax net operating income (loss)	7.5%	20.0%	7.5%	20.0%
After-tax net gains (losses) on investments	(0.2)%	(0.2)%	(0.2)%	(0.2)%
After-tax foreign exchange income (expense)	(1.6)%	0.8%	(1.6)%	0.8%
Net income (loss)	5.7%	20.6%	5.7%	20.6%

(Some amounts may not reconcile due to rounding.)

Underwriting Income
Underwriting income is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. A reconciliation of Underwriting Income and Net Income is shown below.

	Quarter-to-Date
(Dollars in millions)	March 31, 2025				March 31, 2024

	(unaudited)

	Reinsurance	Insurance	Other	Consolidated Group	Reinsurance	Insurance	Other	Consolidated Group
Net premiums earned	$2,905	$913	$33	$3,852	$2,728	$871	$52	$3,652
Less: Incurred losses and LAE	2,223	640	30	2,893	1,640	551	46	2,237
Less: Commission, brokerage, taxes and fees	707	113	4	824	671	104	7	782
Less: Other underwriting expenses	71	165	2	238	71	145	8	224
Underwriting income (loss)	$(96)	$(5)	$(3)	$(104)	$347	$71	$(8)	$409

Net investment income				491				457
Net gains (losses) on investments				(7)				(7)
Corporate expenses				(21)				(22)
Interest, fee and bond issue cost amortization expense				(38)				(37)
Other income (expense)				(73)				31
Income tax benefit (expense)				(39)				(99)
Net income (loss)				$210				$733

(Some amounts may not reconcile due to rounding.)
Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31,
(In millions of U.S. dollars, except per share amounts)	2025	2024
	(unaudited)
REVENUES:
Premiums earned	$3,852	$3,652
Net investment income	491	457
Net gains (losses) on investments	(7)	(7)
Other income (expense)	(73)	31
Total revenues	4,263	4,133

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,893	2,237
Commission, brokerage, taxes and fees	824	782
Other underwriting expenses	238	224
Corporate expenses	21	22
Interest, fees and bond issue cost amortization expense	38	37
Total claims and expenses	4,015	3,302

INCOME (LOSS) BEFORE TAXES	248	832
Income tax expense (benefit)	39	99

NET INCOME (LOSS)	$210	$733

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") of securities arising during the period	284	(158)
Reclassification adjustment for realized losses (gains) included in net income (loss)	4	5
Total URA(D) of securities arising during the period	289	(153)

Foreign currency translation and other adjustments	64	(38)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	—
Total benefit plan net gain (loss) for the period	—	—
Total other comprehensive income (loss), net of tax	352	(191)

COMPREHENSIVE INCOME (LOSS)	$562	$542

EARNINGS PER COMMON SHARE:
Basic	$4.90	$16.87
Diluted	4.90	16.87

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In millions of U.S. dollars, except par value per share)	2025	2024
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2025, $32,505; 2024, $29,934, credit allowances: 2025, $(37); 2024, $(36))	$31,824	$28,908
Fixed maturities - held to maturity, at amortized cost
(fair value: 2025, $702; 2024, $759, net of credit allowances: 2025, $(8); 2024, $(8))	695	757
Equity securities, at fair value	168	217
Other invested assets	5,425	5,392
Short-term investments	2,949	4,707
Cash	1,567	1,549
Total investments and cash	42,628	41,531
Accrued investment income	391	368
Premiums receivable (net of credit allowances: 2025, $(61); 2024, $(54))	5,619	5,378
Reinsurance paid loss recoverables (net of credit allowances: 2025, $(42); 2024, $(41))	377	207
Reinsurance unpaid loss recoverables	3,175	2,915
Funds held by reinsureds	1,237	1,218
Deferred acquisition costs	1,494	1,461
Prepaid reinsurance premiums	845	869
Income tax asset, net	1,126	1,223
Other assets (net of credit allowances: 2025, $(9); 2024, $(9))	1,239	1,171
TOTAL ASSETS	$58,132	$56,341

LIABILITIES:
Reserve for losses and loss adjustment expenses	31,512	29,889
Unearned premium reserve	7,253	7,324
Funds held under reinsurance treaties	9	27
Amounts due to reinsurers	781	701
Losses in course of payment	275	241
Senior notes	2,350	2,350
Long-term notes	218	218
Borrowings from FHLB	1,019	1,019
Accrued interest on debt and borrowings	43	22
Unsettled securities payable	7	84
Other liabilities	526	590
Total liabilities	43,993	42,466

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2025) 74.4 and (2024) 74.3
outstanding before treasury shares	1	1
Additional paid-in capital	3,799	3,812
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(116) at 2025 and $(177) at 2024	(786)	(1,138)
Treasury shares, at cost; 31.9 shares (2025) and 31.3 shares (2024)	(4,308)	(4,108)
Retained earnings	15,434	15,309
Total shareholders' equity	14,140	13,875
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$58,132	$56,341

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In millions of U.S. dollars)	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$210	$733
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(155)	(370)
Decrease (increase) in funds held by reinsureds, net	(35)	(33)
Decrease (increase) in reinsurance recoverables	(248)	(129)
Decrease (increase) in income taxes	35	82
Decrease (increase) in prepaid reinsurance premiums	71	(14)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,343	720
Increase (decrease) in unearned premiums	(152)	242
Increase (decrease) in amounts due to reinsurers	19	95
Increase (decrease) in losses in course of payment	29	—
Change in equity adjustments in limited partnerships	(47)	(59)
Distribution of limited partnership income	22	31
Change in other assets and liabilities, net	(131)	(188)
Non-cash compensation expense	6	16
Amortization of bond premium (accrual of bond discount)	(46)	(30)
Net (gains) losses on investments	7	7
Net cash provided by (used in) operating activities	928	1,102

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	1,085	736
Proceeds from fixed maturities sold - available for sale	127	407
Proceeds from fixed maturities matured/called/repaid - held to maturity	55	45
Proceeds from fixed maturities sold - held to maturity	10	—
Proceeds from equity securities sold	50	—
Distributions from other invested assets	132	100
Cost of fixed maturities acquired - available for sale	(3,650)	(1,971)
Cost of fixed maturities acquired - held to maturity	(2)	(27)
Cost of equity securities acquired	—	(33)
Cost of other invested assets acquired	(103)	(138)
Net change in short-term investments	1,804	(252)
Net change in unsettled securities transactions	(77)	284
Net cash provided by (used in) investing activities	(569)	(849)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(19)	(21)
Purchase of treasury shares	(200)	(35)
Dividends paid to shareholders	(85)	(76)
Cost of shares withheld on settlements of share-based compensation awards	(19)	(21)
Net cash provided by (used in) financing activities	(324)	(153)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(18)	7

Net increase (decrease) in cash	17	107
Cash, beginning of period	1,549	1,437
Cash, end of period	$1,567	$1,544

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$1	$16
Interest paid	16	16

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	$8	$—
Non-cash restructure of fixed maturity securities - available for sale and other invested assets	34	—